Exhibit 23.7

President- Robert C. Barg Vice Presidents Allen E. Evans, Jr Randolph K. Green John G. Hattner C H (Scott) Rees iii Danny S. Simmons Dan Paul Smith Thomas M Souers
July 17, 2008
Mr. Jesús Reyes Heroles González Garza
Director General
Petróleos Mexicanos
Avenida Marina Nacional No. 329
Colonia Huasteca C.P. 11311
México
Dear Mr. Reyes Heroles:
We hereby consent to all references to our firm as set forth in this Registration Statement on Form F-4 filed by Petróleos Mexicanos, under the heading “Experts”. We reviewed the estimates of proved oil, condensate, natural gas, and oil equivalent reserves owned by the United Mexican States (“Mexico”) as of December 31, 2006, and December 31, 2007, for 15 fields. These estimates were prepared in accordance with the reserves definitions of Rules 4-10(a) (1)-(13) of Regulation S-X of the United States Securities and Exchange Commission. The fields are located offshore of Mexico in the Northeastern Marine Region, and are those referenced in our audit letters dated March 9, 2007 and January 18, 2008.

Sincerely, NETHERLAND, SEWELL INTERNATIONAL, S. DE R.L. DE C.V.
By:	/s/ Robert C. Barg, P.E.
Robert C. Barg, P.E.
President

1601 Elm Street, Suite 4500 • Dallas, Texas 75201-4754 • Ph: 214-969-5401 • Fax: 214-969-5411

President- Robert C. Barg Vice Presidents Allen E. Evans, Jr Randolph K. Green John G. Hattner
C H (Scott) Rees iii
Danny S. Simmons
Dan Paul Smith
Thomas M Souers
July 17, 2008
Mr. Jesús Reyes Heroles González Garza
Director General
Petróleos Mexicanos
Avenida Marina Nacional No. 329
Colonia Huasteca C.P. 11311
México
Dear Mr. Reyes Heroles:
We hereby consent to all references to our firm as set forth in this Registration Statement on Form F-4 filed by Petróleos Mexicanos, under the heading “Experts”. We reviewed the estimates of proved oil, condensate, natural gas, and oil equivalent reserves owned by the United Mexican States (“Mexico”) as of December 31, 2006, and December 31, 2007, for 99 and 100 fields, respectively. These estimates were prepared in accordance with the reserves definitions of Rules 4-10(a) (1)-(13) of Regulation S-X of the United States Securities and Exchange Commission. The fields are located onshore of Mexico in the Southern Region, and are those referenced in our audit letters dated March 12, 2007 and January 18, 2008.

Sincerely, NETHERLAND, SEWELL INTERNATIONAL, S. DE R.L. DE C.V.
By:	/s/ Robert C. Barg, P.E.
Robert C. Barg, P.E.
President

1601 Elm Street, Suite 4500 • Dallas, Texas 75201-4754 • Ph: 214-969-5401 • Fax: 214-969-5411